World Funds Trust 485BPOS

Exhibit 99.(j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 29, 2020, relating to the financial statements and financial highlights of DGHM MicroCap Value Fund, a series of World Funds Trust, for the year ended February 29, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Information” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

June 29, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 29, 2020, relating to the financial statements and financial highlights of DGHM V2000 SmallCap Value Fund, a series of World Funds Trust, for the year ended February 29, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Information” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

June 29, 2020